PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

Exhibit 10.45

SETTLEMENT, RELEASE, and VCA AMENDMENT AGREEMENT

This Settlement, Release, and VCA Amendment Agreement (this “Agreement”) is made as of this 23rd day of December 2016 by and between EASTERN SHIPBUILDING GROUP, INC. (“Builder” or “ESG”), a Florida corporation whose mailing address is 2200 Nelson Street, Panama City, Florida 32401 and GREAT LAKES DREDGE & DOCK COMPANY, LLC (“Owner” or “GLDD”), a Delaware limited liability company with its business address at 2122 York Road, Oak Brook, Illinois 60523 (each of Builder and Owner a “Party,” and collectively, the “Parties”).

RECITALS

WHEREAS, Builder and Owner entered into that certain Vessel Construction Agreement dated January 10, 2014 (as may be amended from time to time, the “VCA”) for the construction of one (1) dual mode articulated tug/barge (“ATB”) trailing suction hopper dredge consisting of a 14,000 BHP ATB Hopper Dredge Tug, ESG Hull No. 252 (the “Tug”), and a 15,000 cubic yard ATB Hopper Dredge Barge, ESG Hull No. 253 (the “Barge”) (the Tug and the Barge comprising the “ATB Unit”);

WHEREAS, up to the execution of this Agreement, the delivery date of the Tug was [*], and the delivery date of the Barge was [*], pursuant to Change Order No. 812, dated February 6, 2015;

WHEREAS, numerous disputes between the Parties arose under the VCA concerning delays and performance of the VCA, the reasons for which were disputed between the Parties;

WHEREAS, Builder asserted a claim for additional costs and delays incurred by Builder against Owner on or about November 7, 2016 (the “Builder’s Claim”);

WHEREAS, Owner disputed such claim of Builder and asserted its own claim against Builder on or about November 23, 2016 (the “Owner’s Claim”);

WHEREAS, Builder filed a lawsuit against Owner on or about December 6, 2016 making various allegations (the “Builder’s Complaint”), the allegations of which Owner vehemently disputes;

WHEREAS, The Owner sent Builder a Notice of Breach on or about December 8, 2016 (the “Breach Notice”) the allegations of which Builder vehemently disputes (the Builder’s Claim, the Builder’s Complaint, the Owner’s Claim, and the Breach Notice collectively, the “Disputes”);

WHEREAS, the parties met and negotiated a settlement of all issues, claims, and differences between them existing as of the date hereof pertaining to the VCA and the Disputes, and desire to enter into this Agreement to document their settlement.

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

AGREEMENT

NOW THEREFORE, in consideration of the promises, representations, and understandings hereinafter set forth in this Agreement and in exchange for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.Terms.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the VCA.

2.Builder’s Release.  Builder, on behalf of itself and on behalf of and any and all of its affiliates, parent entities, subsidiaries, insurers, representatives, principals, successors, past or present or future officers, directors, shareholders, employees, agents, attorneys, legal representatives, predecessors in interest, and assigns (collectively, the “Builder Parties”), does each hereby fully and forever release, remise and forever discharge Owner and any and all of its affiliates, parent entities, subsidiaries, insurers, representatives, principals, successors, past or present or future officers, directors, shareholders, employees, agents, attorneys, legal representatives, predecessors in interest, and assigns (collectively, the “Owner Parties”) of and from any and all actions, claims, causes of action, suits, debts, liabilities, dues, accounts, demands, obligations, costs, expenses, losses, damages, and indemnities of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or fixed, direct or indirect, which Builder or any of the Builder Parties has as of the date hereof, whether based on contract, tort, statutory, or other legal or equitable theory of recovery in connection with or arising out of the VCA and the Disputes.

3.Dismissal of the Builder’s Complaint.  Not later than 12 hours following the execution of this Agreement, Builder shall file a Notice of Dismissal of the Builder’s Complaint with the U.S. District Court for the Northern District of Florida.  Such dismissal shall be without prejudice until such time as all of the payments set forth in Section 7 are made.  In the event that Builder subsequently files a complaint or initiates arbitration related in any way to the matters released in Section 2 above (other than an action to enforce this Agreement), this Agreement shall be null and void and any funds paid under the terms of this Agreement shall be refunded to Owner.  Builder shall cause its attorneys to reasonably cooperate with Owner to seek the sealing or redaction of the Builder’s Complaint, the VCA, and other documents filed with the U.S. District Court for the Northern District of Florida in connection with the Builder’s Complaint.  Such cooperation shall at a minimum consist of Builder’s attorneys not opposing motions filed by Owner requesting sealing or redaction.  The timely dismissal of the Builder’s Complaint and aforesaid cooperation is a material consideration for this Agreement, and Builder’s failure to dismiss the Builder’s Complaint or provide such cooperation shall constitute a material breach, and shall render this Agreement null and void.  The parties acknowledge that while the Builder’s Complaint can be dismissed without prejudice by filing a Notice of Dismissal, sealing or redaction is discretionary with the court.  The Parties agree that the court’s refusal to grant such sealing or redaction shall not render this

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

Agreement null and void.

4.Owner’s Release.  Owner, on behalf of itself and the Owner Parties, does each hereby fully and forever release, remise, and forever discharge Builder and the Builder Parties of and from any and all actions, claims, causes of action, suits, debts, liabilities, dues, accounts, demands, obligations, costs, expenses, losses, damages, and indemnities of every kind or nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or fixed, direct or indirect, which Owner or any of the Owner Parties has as of the date hereof, whether based on contract, tort, statutory, or other legal or equitable theory of recovery in connection with or arising out of the VCA and the Disputes.

5.Change to VCA Contract Price.  The Contract Price for the ATB Unit shall be increased as set forth below, such increase to include the costs of all Change Orders listed as included in Exhibit A.  Such increase shall not include those Change Orders expressly noted in Exhibit A as being not included, which are to be paid in accordance with their terms and in the manner described in the VCA.  The change to the Contract Price is to be allocated between the Tug and the Barge as follows:

For the Tug:$[*]

For the Barge:$[*]

Total:$[*]

6.Completion Bonus.  Owner shall pay Builder an additional sum of [*] for the completion of the ATB Unit, payable on the date set forth below without regard to the actual date of delivery of the ATB Unit.  The Completion Bonus is to be allocated [*] to the Tug and [*] to the Barge.  Paragraph 5 of Change Order 812 is deleted as moot.

7.Payments.  Notwithstanding the payment schedule for the VCA as set out in Exhibit Q to the VCA, Owner shall pay to Builder the sums identified in Sections 5 and 6 as follows:

For the Tug	For the Barge	Total	Payment Due On or Before
[*]	[*]	[*]	December 23,2016
[*]	[*]	[*]	January 6, 2017
[*]	[*]	[*]	February 3, 2017
[*]	[*]	[*]	[*]
[*]	[*]	[*]

All such payments shall be paid without set off, counterclaim, offset or other adjustment of any kind by wire transfer to:

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

8.Delivery Date.  Exhibit A to the VCA shall be deemed amended to show a Delivery Date for both the Tug and the Barge of [*], which Delivery Date may be subject to further modification as set forth in the VCA.  The foregoing amendment of the Delivery Date of [*] takes into account: (i) all previously executed Change Orders for which the Delivery Date was extended; and (ii) all Outstanding Change Orders (as defined below) for which the Delivery Date is to be extended.  The parties shall continue to work diligently to accomplish Delivery of the ATB Unit by the Delivery Date, as the Delivery Date may be subsequently modified under the terms of the VCA.  Builder agrees that it will not seek to extend the Delivery Date for minor incidental disruptions of less than a day, regardless of cause, events of Force Majeure excepted.

9.Liquidated Damages.  Notwithstanding any provisions of Article 8 of the VCA to the contrary, liquidated damages shall not begin to accrue or escalate in amount unless and until Builder shall deliver the ATB Unit later than [*] after the Delivery Date as set forth in Section 8 hereof, as such Delivery Date may be subsequently modified under the terms of the VCA.  Liquidated damages, if any, shall begin to accrue and escalate at the rates specified in Articles 8.1 through 8.7 of the VCA on and not before the [*] day after the Delivery Date as set forth in Section 8 hereof, as such Delivery Date may be subsequently modified under the terms of the VCA (such [*] day, the “LD Start Date”).  For the purposes of computing Liquidated Damages only, the LD Start Date shall be substituted for the term “Delivery Date” in VCA Articles 8.1 through 8.6

10.Force Majeure.

a.Article 7.2 of the VCA shall be clarified as follows:  Notwithstanding any language in the VCA to the contrary, delays caused by weather conditions shall be Force Majeure when the weather conditions prevent Builder from carrying out the Work, but only to the extent that the weather conditions prevent the Builder from carrying out the Work.  Force Majeure delays may be credited by the hours of impact suffered by Builder, with each partial hour of impact credited as a full hour.

b.Notwithstanding any provision of the VCA to the contrary, in the event of an incident claimed by Builder to constitute Force Majeure, Builder’s representative shall notify Owner’s representative at the shipyard of such claim of Force Majeure on the day claimed to be lost due to Force Majeure and the on-site representatives shall consult that day or the following day.  If the on-site representatives agree that the event was or was not Force Majeure, they shall document such agreement by email or otherwise in writing, and such agreement shall be conclusive and binding and when they agree the event was Force Majeure, the Delivery Date shall be extended by the amount of time equal to the duration of the event.  If the on-site representatives do not agree that the event was Force Majeure, then the on-site representatives shall refer the issue to duly authorized officers of the Parties for decision.  If the duly

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

authorized officers do not reach agreement within a day, the Parties shall refer such disputes to resolution under Articles 25.3 to 25.5 of the VCA, notwithstanding the dollar limits otherwise set forth therein.

11.Further Litigation.  In the event of any further litigation between the Parties arising with regard to the Builder’s Claims or the Builder’s Complaint in which each Party brings a claim against the other, as between the Parties Builder shall be deemed to be the Plaintiff-party to the extent permitted by the court.

12.Credit Change Orders.  Owner hereby waives any and all rights to credits against the Contract Price for the Change Orders identified in Exhibit B to this Agreement.

13.Pending Change Orders.  All Change Orders previously executed by the parties remain in full force and effect according to their terms except as expressly set forth herein.  Included in Exhibit A is a list of all outstanding Change Orders which have been proposed but not yet executed (“Outstanding Change Orders”).  All of such Outstanding Change Orders are hereby mutually agreed, with the time for such Change Orders included in the additional time granted by Section 8 of this Agreement and the cost for which to be paid as set forth in Section 5 of this Agreement.

14.Additional Change Orders.  From the date of this Agreement onward, the Parties shall endeavor to minimize their initiation of Change Orders to fullest extent practicable.  To expedite the resolution of Change Order issues, notwithstanding any provisions in the VCA to the contrary, the Parties agree to the following changes to the Change Order procedure as set out in Article 9 to the VCA.

a.Prior to initiating a Change Order, the on-site representatives of the Parties shall meet to discuss the necessity for any Change Order, possible alternatives to a Change Order, and the impact of a Change Order on the Contract Price and the Delivery Date.

b.In the event of any dispute regarding the necessity for a Change Order, or the change in Contract Price or Delivery Date, the Parties shall attempt to conclusively resolve such dispute within 5 days, failing which the Parties shall refer the issue to resolution pursuant to Articles 25.3 through 25.5 of the VCA notwithstanding the dollar limits otherwise set forth therein.

15.Owner Information.  As the Work proceeds to completion, Builder will require additional information concerning Owner Furnished Items, Owner’s plans for integration and commissioning of Owner Furnished Items, and other information (collectively, “Owner Information”) to be timely provided to Builder.  Builder has an obligation to timely advise Owner of the dates by which Builder requires specific items of Owner Information to avoid delays to the critical path of completion of the ATB Unit; and Owner has an obligation to timely provide Owner

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

Information to avoid delays to the critical path of completion of the ATB Unit.  Any disputed delays in the critical path advised by Builder to Owner that directly result from Owner’s failure to timely provide Owner Information shall be handled in accordance with Articles 25.3 through 25.5 of the VCA notwithstanding the dollar limits otherwise set forth therein.

16.Class and Regulatory Approvals.  Final approval of vessel drawings required for regulatory or classification society approval of the ATB Unit will require cooperation between the Parties with regard to responses to Classification Society enquiries and for approval of installation work by the classification society surveyors or regulatory authorities.  The Parties agree to cooperate in providing responses to the classification society technical issues and the facilitation of surveys by classification society surveyors and regulatory officials, in accordance with reasonable shipbuilding practice.  The status of drawings reviewed by the classification society as of December 15, 2016 is set out in Exhibit C; provided however, that the information therein regarding responsibility for, and the status of, responses to the classification society shall be jointly reviewed and updated by mutual agreement of the Parties at the Planning Meeting (as defined below).  The responsibility for regulatory approval of drawings including, but not limited to, providing responses to the regulatory or classification society technical issues relating to Functional Design Drawings, shall remain with Owner; and responsibility for Detail Design Drawings including, but not limited to providing responses to the regulatory or classification society issues relating to Detail Design Drawings and Detailed Construction Documentation shall remain with Builder.  Builder shall not delay construction pending receipt of regulatory approvals for a completed Functional Design Drawing, provided that Owner gives written direction to Builder to proceed with the Work in accordance with that drawing and any changes or modifications required due to Builder proceeding, at the direction of Owner in advance of regulatory approval of any such drawing shall be the responsibility of and for the account of Owner.

17.Owner Furnished Items.  Builder will require the Owner Furnished Items listed in Exhibit D to be timely provided to Builder.  Builder has an obligation to timely advise Owner of the dates by which Builder will require specific Owner Furnished Items; and Owner has an obligation to provide the specific Owner Furnished Items by those dates to avoid delays to the critical path of completion of the ATB Unit.  Any disputed delays in the critical path advised by Builder to Owner that directly result from Owner’s failure to timely provide Owner Furnished Items shall be handled in accordance with Articles 25.3 through 25.5 of the VCA notwithstanding the dollar limits otherwise set forth therein.

18.Project Schedule.  Builder and Owner shall cooperate to develop a mutually agreed format for the Project Schedule for the Completion of the Work.  The Parties agree to meet within four weeks of execution of this Agreement to conduct a planning meeting (the “Planning Meeting”) in an effort to mutually agree on  the format of the Project Schedule, which shall include, at a minimum:

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

a.remaining work items in sufficient detail to allow weekly progress measurement;

b.the critical path to completion; and

c.critical points of interface between Owner and Builder (i.e., instances where performance of the Builder's Work depends upon the Owner, such as the dates on which Owner Information and Owner Furnished Items are required).

The Project Schedule shall also include the expected surveying and testing schedule.  The Project Schedule format is to be agreed within two weeks of the Planning Meeting.  In the event the Parties do not reach agreement on the Project Schedule format, the matter shall be conclusively resolved as soon as possible pursuant to Article 25.3 through 25.5 of the VCA notwithstanding the dollar limits otherwise set forth therein.  Thereafter, Builder shall provide to Owner an updated Project Schedule at least every four weeks.

19.Weekly Status Meetings.  The Parties agree that their duly authorized officers will meet (in person, by conference call, or by other mutually agreed electronic means), not less frequently than weekly to discuss the status of the Work and all issues related thereto, including but not limited to, the status of the Project Schedule, any information needed by Builder, Owner, or the classification society to advance the Work, Change Orders, integration of Owner Furnished Items, commissioning plans, dock trials and sea trials, and any other matters pertinent to construction and delivery of the ATB Unit.  At the end of each such meeting but prior to its conclusion, the attendees shall develop a mutually agreed action item list indicating the responsible Party for each such item and the completion date for each such item.

20.System Tests.  Article 4.4 of the VCA is clarified as follows:  The Parties agree that the System Tests described in Article 4.4 of the VCA shall be limited to loading and unloading of water only and shall be conducted in waters adjacent to Builder’s shipyard or such other convenient, mutually agreed location as may be permitted by cognizant authorities.  Owner will not accept Delivery until System Tests as limited above are successfully completed.  Owner shall not withhold the $500,000 Retained Amount as defined in Article 4.4 of the VCA.  Builder will at Builder’s cost send a team to the ATB Unit to observe the initial sand dredging by the ATB Unit.

21.Builder-Owner Relationship.  Builder and Owner shall each advise and instruct their personnel and representatives that all disputes between Builder and Owner have been amicably resolved and that all personnel are expected to continue to work together to complete the Work professionally and with mutual respect.

22.Representatives.

a.The on-site representatives shall be:

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

(1)	For Owner: Steve Becker, Ray Staton, Jimmy Caruthers (for the Barge), and Christian Colletti (for the Tug); and

(2)	For Builder: Chris Hill (for the Barge) and Greg Boudreaux (for the Tug).

b.The authorized officers shall be:

(1)	For Owner: David Simonelli; and.

(2)	For Builder: Joey D’Isernia.

c.A Party may supplement or change an on-site representative or authorized officer by providing written notice to the other Party.

23.No Admission of Liability.  Each of the Parties understands and agrees that this Agreement and the settlement provided for herein, are intended to compromise disputed claims and defenses, to avoid litigation and to buy peace, and that this Agreement and the settlement provided for herein shall not be construed or viewed as an admission by either Party of liability or wrongdoing, such liability being expressly denied.  Except for purposes of enforcing the terms hereof, or in connection with disputes arising hereunder, this Agreement, and the settlement provided for herein, shall not be admissible in any lawsuit, arbitration, or any other judicial or administrative proceeding if offered to show, demonstrate, evidence, or support a contention that any of the Parties acted illegally, improperly, or in breach of law, contract, or proper conduct.

24.Confidentiality. As a material inducement and an indivisible part of the consideration to be received by Owner to enter into this Agreement, the Parties agree that it is appropriate to maintain the allegations made in the Disputes and Builder’s Complaint, this Agreement, the terms of this Agreement, and the settlement provided for herein (collectively, the “Information”) as confidential from the date of this Agreement onward.  Toward that end, except as provided in section 23 above, each Party agrees that it and its attorneys will neither disclose nor reveal to any person or entity or directly or indirectly publish, publicize, disseminate, or communicate to any person or entity the Information on a going-forward basis as of the date of this Agreement, including but not limited to a prohibition on Builder and Owner and each of their respective personnel, agents, and attorneys posting or otherwise disclosing Information on the Internet or any other paper or electronic media outlet (including but not limited to news organizations websites or newspapers, email, blogs, Facebook, MySpace, Twitter, etc.).  Notwithstanding the foregoing, the Parties may disclose the Information to their current and future lenders as may be required or appropriate.

25.Neutral Interpretation.  The Parties shall be deemed to have cooperated in the drafting and preparation of this Agreement, and therefore any construction to be made of this Agreement

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

shall not be construed against any Party.  The Parties have each been represented by independent legal counsel in agreeing to the terms and conditions of this Agreement, and have relied upon the advice of counsel in reviewing and executing this Agreement.  The individuals or representatives executing this Agreement have full capacity and authority to bind the Party for whom they have executed this Agreement as the voluntary act of such Party.

26.Tax Consequences.  Each Party agrees that if it is later determined by the Internal Revenue Service, the State of Florida, or any other taxing body that taxes of any type should have been paid by that Party in connection with any benefits received pursuant to this Agreement, it will be solely responsible for paying such taxes.  Neither Builder nor Owner makes any representations or warranties regarding the legal effect or tax consequences of this Agreement.  Builder and Owner each further expressly acknowledge that it has neither received nor relied upon any tax advice from the other Party or that Party’s representatives and attorneys.

27.Counterparts.  This Agreement may be executed in counterparts and each executed counterpart shall be effective as the original.  All faxed, emailed, or electronic signatures affirming this Agreement constitute an original signature.

28.Effect of Agreement.  This Agreement is intended by the Parties to constitute the final and complete expression of their agreement regarding the subject matter hereof and is the complete and exclusive statement of the terms of the Agreement.  The Parties declare and represent that no promise, inducement or other agreement not expressly contained in this Agreement has been made conferring any benefit upon them or upon which they have relied in any way.  Except as modified hereby, the VCA remains in full force and effect.  This Agreement shall be deemed to be a part of the VCA.  Therefore, notwithstanding the mutual releases set forth above, each Party remains obligated to timely comply with all of its respective obligations under the VCA, as amended hereby.

29.Scope of Agreement.  This Agreement includes the following Exhibits:

Exhibit A:Outstanding Change Orders

Exhibit B:Change Order Credits Waived

Exhibit C:Status of Drawings

Exhibit D:Outstanding Owner Furnished Items

Execution Follows:

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

IN WITNESS WHEREOF, the  parties hereto  have executed this Agreement effective as of the 23rd day of December, 2016.

BUILDER:  EASTERN SHIPBUILDING GROUP, INC.

/s/ Brian R. D’Isernia

By:Brian R. D’Isernia

Title:Chief Executive Officer

NOTARIAL ACKNOWLEDGEMENT

STATE OF FLORIDA)

): ss:

BAY COUNTY)

On this ____ day of December, 2016, before me personally appeared Brian R. D’Isernia to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of Eastern Shipbuilding Group, Inc. and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of Eastern Shipbuilding Group, Inc.

Notary Public

(Notarial Stamp

and Seal)

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

OWNER:  GREAT LAKES DREDGE & DOCK COMPANY LLC

/s/ David E. Simonelli

By:David E. Simonelli

Title:President, Dredging Division

NOTARIAL ACKNOWLEDGEMENT

STATE OF ILLINOIS)

): ss:

COUNTY OF DuPAGE)

On this ____ day of December, 2016, before me personally appeared David E. Simonelli to me known, who, being by me duly sworn, did depose and say that he is the President, Dredging Division, of Great Lakes Dredge & Dock Company, LLC; and that he signed his name thereto pursuant to authority granted to him by the Board of Managers of Great Lakes Dredge & Dock Company, LLC.

Notary Public

(Notarial Stamp

and Seal)

PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED, MARKED WITH “[*]” AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

[Exhibits Redacted]